Exhibit (k)(38)

JOINDER AGREEMENT

W I T N E S S E T H:

JOINDER AGREEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the financial institution identified in Item 2 of Schedule I hereto, New Mountain Finance DB, L.L.C., as Borrower (the “Borrower”) and Deutsche Bank AG, New York Branch, as the facility agent (the “Facility Agent”).

WHEREAS, this Joinder Agreement is being executed and delivered under Section 2.8 of the Loan Financing and Servicing Agreement, dated as of December 14, 2018 (as amended, modified, waived, supplemented or restated from time to time, the “Loan Financing and Servicing Agreement”), by and among Borrower, New Mountain Finance Corporation, as equityholder and servicer (in such capacity, the “Servicer”), Deutsche Bank AG, New York Branch, as the facility agent (the “Facility Agent”), each of the Agents and Lenders from time to time party thereto and U.S. Bank National Association, as the collateral agent (in such capacity, the “Collateral Agent”) and as the collateral custodian (in such capacity, the “Collateral Custodian”).  Capitalized terms used but not defined herein shall have the meanings provided in the Loan Financing and Servicing Agreement; and

WHEREAS, the party set forth in Item 2 of Schedule I hereto (the “Proposed Lender”) wishes to become a Lender party to the Loan Financing and Servicing Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a)      Upon receipt by the Facility Agent of an executed counterpart of this Joinder Agreement, to which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Proposed Lender, the Borrower and the Facility Agent, the Facility Agent will transmit to the Proposed Lender and the Borrower a Joinder Effective Notice, substantially in the form of Schedule III to this Joinder Agreement (a “Joinder Effective Notice”).  Such Joinder Effective Notice shall be executed by the Facility Agent and shall set forth, inter alia, the date on which the joinder effected by this Joinder Agreement shall become effective (the “Joinder Effective Date”).  From and after the Joinder Effective Date, the Proposed Lender shall be a Lender party to the Loan Financing and Servicing Agreement for all purposes thereof.

(b)      Each of the parties to this Joinder Agreement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Joinder Agreement.

(c)       By executing and delivering this Joinder Agreement, the Proposed Lender confirms to and agrees with the Facility Agent and the other Lender(s) as follows:  (i) none of the Facility Agent and the other Lender(s) makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Financing and Servicing Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Financing and Servicing Agreement or any other instrument or document furnished pursuant thereto, or the Collateral or the financial condition of the Servicer or the Borrower, or the performance or observance by the Servicer or the Borrower of any of their respective obligations under the Loan Financing and Servicing Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto; (ii) the Proposed Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (iii) the Proposed Lender will, independently and without reliance upon the Facility Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Financing and Servicing Agreement; (iv) the Proposed Lender appoints and authorizes the Facility Agent, the Collateral Custodian and the Collateral Agent, as applicable, to take such action as agent on its behalf and to exercise such powers under the Loan Financing and Servicing Agreement as are delegated to the Facility Agent, the Collateral Custodian and Collateral Agent, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the Loan Financing and Servicing Agreement; and (v) the Proposed Lender agrees (for the benefit of the parties hereto and the other Lender(s)) that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Financing and Servicing Agreement are required to be performed by it as a Lender.

THE PROPOSED LENDER FURTHER REPRESENTS AND WARRANTS THAT (1) IT IS (A) A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(c)(7) OF THE 1940 ACT) OR (b) NOT A U.S. PERSON AND (2) THIS TRANSACTION WILL NOT BE A “PROHIBITED TRANSACTION” UNDER ERISA.  THE PROPOSED LENDER AGREES TO BE BOUND BY ALL THE TERMS OF THE LOAN FINANCING AND SERVICING AGREEMENT.

(d)      Schedule II hereto sets forth administrative information with respect to the Proposed Lender.

(e)       This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

SCHEDULE I TO
JOINDER AGREEMENT

COMPLETION OF INFORMATION AND
SIGNATURES FOR JOINDER AGREEMENT

Re:                             Loan Financing and Servicing Agreement, dated as of December 14, 2018, by and among New Mountain Finance DB, L.L.C., as borrower, New Mountain Finance Corporation, as equityholder and as servicer, Deutsche Bank AG, New York Branch, as the facility agent, each of the agents and lenders from time to time party thereto and U.S. Bank National Association, as the collateral agent and as the collateral custodian.

Item 1: Date of Joinder Agreement:	October 16, 2019

Item 2: Proposed Lender:	Hitachi Capital America Corporation

Item 3: Commitment:	$20,000,000

Item 4: Signatures of Parties to Agreement:

HITACHI CAPITAL AMERICA CORPORATION,
as Proposed Lender and as Proposed Lender Agent

By:	/s/ James M. Giaimo
Name: James M. Giaimo
Title: Chief Credit Officer Commercial Finance

(signatures continue on the next page)

NEW MOUNTAIN FINANCE DB, L.L.C.,

as Borrower

By:	/s/ Shiraz Kajee
Name: Shiraz Kajee
Title: Authorized Signatory

(signatures continue on the next page)

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Facility Agent

By:	/s/ Steven Flowers
Name: Steven Flowers
Title: Director

By:	/s/ Andrew Goldsmith
Name: Andrew Goldsmith
Title: Vice President

SCHEDULE II TO
JOINDER AGREEMENT

[ADDRESS FOR NOTICES
AND
WIRE INSTRUCTIONS]

SCHEDULE III TO
JOINDER AGREEMENT

FORM OF
JOINDER EFFECTIVE NOTICE

To:

New Mountain Finance DB, L.L.C.,

787 Seventh Avenue, 49th Floor
New York, NY 10019
Attention:  Shiraz Y. Kajee
Telephone: (212) 655-0194

Facsimile: (212) 582-2277
Email:  skajee@newmountaincapital.com

U.S. Bank National Association

Global Corporate Trust

One Federal Street, Third Floor

Boston, Massachusetts 02110

Attention: Peter Murphy

Ref: New Mountain Finance DB, L.L.C.

Telephone: (617) 603-6511

Email: New.Mountain.CDO@usbank.com

Hitachi Capital America Corporation
800 W. University Drive
Rochester, MI 48307
Email: docs@hitachibusinessfinance.com

The undersigned, as Facility Agent under the Loan Financing and Servicing Agreement, dated as of December 14, 2018 (as amended, modified, waived, supplemented or restated from time to time, the “Loan Financing and Servicing Agreement”), by and among New Mountain Finance DB, L.L.C., as Borrower (the “Borrower”), New Mountain Finance Corporation, as Equityholder and as Servicer and Equityholder, Deutsche Bank AG, New York Branch, as the facility agent (the “Facility Agent”), each of the Agents and Lenders from time to time party thereto and U.S. Bank National Association, as the collateral agent (in such capacity, the “Collateral Agent”) and as the collateral custodian (in such capacity, the “Collateral Custodian”) acknowledges receipt of an executed counterpart of a completed Joinder Agreement.  [Note: attach copies of Schedules I and II from such Joinder Agreement.] Terms defined in such Joinder Agreement are used herein as therein defined.

Pursuant to such Joinder Agreement, you are advised that the Joinder Effective Date for Hitachi Capital America Corporation will be October 16, 2019 with a Commitment of $20,000,000 and, from the Joinder Effective Date, such Proposed Lender will be a Lender.

Very truly yours,

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Facility Agent

By:
Name:
Title:

By:
Name:
Title: